UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 12, 2007
                (Date of Report: Date of earliest event reported)


                                   OCIS Corp.
             (Exact name of registrant as specified in its charter)


                  Nevada 333-91436 26-0014658 (State or other
                    jurisdiction(Commission File Number) (IRS Employer ID No.)
              of incorporation)


              2081 South Lakeline Drive, Salt Lake City, Utah 84109
                     (Address of principal executive office)

       Registrant's telephone number, including area code: (801) 467-4566
                                                           --------------

                                       NA
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)).



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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 8.01 Other Events

OCIS Corp. has received approval from its shareholders and directors to complete the following corporate actions:

         1) A forward stock split of the issued and outstanding shares of common stock on a 1.573255 for 1 basis whereby for every one (1) share of common stock currently held shareholders of record on the record date will receive 1.573255 shares. The forward split was authorized pursuant to a majority vote of its security holders. No fractional shares will be issued as a result of the forward split and any fractional interests will be rounded to the nearest whole share.

         2) A change in the name of the Company to Ecology Coatings, Inc.

The record date for the forward split was June 4, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                   OCIS Corp.


                                   By: /s/ Kirk Blosch
                                      ---------------------
Date: June 12, 2007                   Kirk Blosch, CEO